EXHIBIT 11-1


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                              POORE BROTHERS, INC.

                                                                  Three months ended                 Six months ended
                                                                        June 30,                         June 30,
                                                               -----------------------------    -------------------------------
                                                                    1997           1996              1997            1996
                                                               --------------  -------------    --------------  ---------------
   Net loss.................................................   $    (570,760)  $     (8,859)    $  (1,049,180)  $     (212,743)
                                                               --------------  -------------    --------------  ---------------
   Weighted average common shares outstanding...............       7,004,826      3,473,624         6,982,594        3,492,078
   Common stock equivalents from stock options and
   warrants.                                                          *             758,412 (1)        *               758,412 (1)
                                                               --------------  -------------    --------------  ---------------
   Total weighted average common shares outstanding.........       7,004,826      4,232,036         6,982,594        4,250,490
                                                               --------------  -------------    --------------  ---------------

   Loss per common share and common share equivalent........   $       (0.08)  $      (0.00)    $       (0.15)  $        (0.05)
                                                               --------------  -------------    --------------  ---------------


(1) Anti-dilutive common stock equivalents included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83.


*        Not included as they are anti-dilutive.